Exhibit 99.1

First Advantage Reports First Quarter 2023 Results

Reaffirming 2023 Full-Year Guidance

First Quarter 2023 Highlights

•
Generated Revenues of $175.5 million; Constant Currency Revenues1 were $177.7 million
•
Delivered Net Income of $1.9 million; Adjusted Net Income1 was $28.4 million
•
Produced Adjusted EBITDA1 of $48.6 million; Constant Currency Adjusted EBITDA1 was $49.1 million
•
Realized GAAP diluted net income per share of $0.01; Adjusted Diluted EPS1 was $0.19
•
Achieved Cash Flows from Operations of $38.6 million

2023 Full-Year Guidance

•
The full-year 2023 guidance ranges are unchanged. The Company expects Revenues of $770 million to $810 million, Adjusted EBITDA of $240 million to $255 million, Adjusted Net Income of $145 million to $155 million, and Adjusted Diluted Earnings Per Share of $1.00 to $1.072

ATLANTA, May 10, 2023 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening and verification solutions, today announced financial results for the first quarter ended March 31, 2023.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended March 31,
	2023	2022	Change
Revenues	$175.5	$189.9	(7.6)%
Income from operations	$11.3	$17.1	(34.0)%
Net income	$1.9	$13.0	(85.2)%
Net income margin	1.1%	6.9%	NA
Diluted net income per share	$0.01	$0.09	(88.9)%
Adjusted EBITDA[1]	$48.6	$53.6	(9.4)%
Adjusted EBITDA Margin[1]	27.7%	28.2%	NA
Adjusted Net Income[1]	$28.4	$33.5	(15.3)%
Adjusted Diluted Earnings Per Share[1]	$0.19	$0.22	(13.6)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“We reported first quarter results consistent with our expectations, including revenues of $176 million and Adjusted EBITDA of $49 million, while also cycling over exceptionally strong growth in the prior-year quarter. These results demonstrated the ongoing resilience of our business as we navigated macroeconomic headwinds across several fronts, including higher interest rates, inflation, ongoing geopolitical uncertainty, and challenging labor markets,” said Scott Staples, Chief Executive Officer.

“Our flexible and efficient cost structure as well as our differentiated vertical go-to-market strategy and diverse customer base enabled us to deliver another quarter of robust operating cash flow. We continue to see long-term tailwinds in our business driven by the fundamental shifts in how people work and apply for jobs, despite the moderating level of hiring activity we observed in the latter part of the fourth quarter of 2022, which carried into the first quarter of 2023, as we expected.”

“We remain focused on providing our customers with the innovative products and solutions they need to hire smarter and onboard faster, enabled by our advanced automation, differentiated technologies, and proprietary databases. Our 30 new logo enterprise customer wins and 97% customer retention rate in the last twelve months are a direct result of our team’s execution, and we will continue to lean into our strong product innovation to drive long-term growth,” added Mr. Staples.

Balance Sheet and Liquidity

As of March 31, 2023, First Advantage had cash and cash equivalents of $400.2 million and total debt of $564.7 million, resulting in net debt of $164.5 million and a modest leverage ratio of 0.7x. The Company had estimated liquidity of approximately $500.2 million, including the full $100 million of untapped borrowing capacity under its revolving credit facility, as of March 31, 2023. There are no principal debt payments due until 2027 and over 70% of the Company’s debt has been hedged.

Cash Flow and Capital Allocation

During the first quarter of 2023, the Company generated $38.6 million of cash flow from operations and spent $6.1 million on purchases of property and equipment, including capitalized software development costs. During the first quarter of 2023, the Company repurchased nearly 1.9 million shares of its common stock for an aggregate outlay of $25.3 million under its $200 million share repurchase program. As of May 4, 2023, the Company has repurchased 7,430,558 shares for an aggregate of $97.4 million since the authorization of the share repurchase program on August 2, 2022. As of March 31, 2023, the Company had 147,026,264 shares of common stock outstanding.

“In the first quarter, we continued to return consistent cash to shareholders through our repurchase program, fueled by another quarter of strong cash flow from operations and low debt levels. Our cash balance increased since the end of the fourth quarter, after the share repurchases, and our strong balance sheet provides significant flexibility to support our capital allocation priorities. These priorities include repurchasing shares, acquisitions, maintaining our low leverage, and investing back into the Company to drive organic growth and maximize value for our shareholders,” commented David Gamsey, EVP and Chief Financial Officer.

Full Year 2023 Guidance

The following table summarizes our reaffirmed full-year 2023 guidance:

As of May 10, 2023
Revenues	$770 million – $810 million
Adjusted EBITDA[2]	$240 million – $255 million
Adjusted Net Income[2]	$145 million – $155 million
Adjusted Diluted Earnings Per Share[2]	$1.00 – $1.07

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted net income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The Company is reaffirming its previous full-year 2023 guidance ranges, which reflect ongoing expectations that existing macroeconomic conditions, foreign currency headwinds, and similar labor market trends will continue through most of 2023. Due primarily to seasonality, the first quarter is historically the Company’s lowest revenue quarter of each fiscal year.

Actual results may differ materially from First Advantage’s full-year 2023 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its results today, May 10, 2023, at 8:30 a.m. ET.

To participate in the conference call, please dial (800) 267-6316 (domestic) or (203) 518-9783 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage first quarter 2023 earnings call or provide the conference code FAQ123. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4166786/A62231E2A539DF5F53710E2DEC97FFEE.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, uncertainty in financial markets (including as a result of recent bank failures and events affecting financial institutions), and the COVID-19 pandemic;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data and data security;
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees), and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its approximately 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$400,156	$391,655
Restricted cash	140	141
Short-term investments	1,954	1,956
Accounts receivable (net of allowance for doubtful accounts of $1,344 and $1,348 at March 31, 2023 and December 31, 2022, respectively)	127,962	143,811
Prepaid expenses and other current assets	22,780	25,407
Income tax receivable	2,482	3,225
Total current assets	555,474	566,195
Property and equipment, net	103,301	113,529
Goodwill	793,293	793,080
Trade name, net	69,387	71,162
Customer lists, net	312,568	326,014
Deferred tax asset, net	2,405	2,422
Other assets	11,235	13,423
TOTAL ASSETS	$1,847,663	$1,885,825
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$47,484	$54,947
Accrued compensation	12,990	22,702
Accrued liabilities	16,782	16,400
Current portion of operating lease liability	5,640	4,957
Income tax payable	808	724
Deferred revenues	1,256	1,056
Total current liabilities	84,960	100,786
Long-term debt (net of deferred financing costs of $7,613 and $8,075 at March 31, 2023 and December 31, 2022, respectively)	557,111	556,649
Deferred tax liability, net	88,422	90,556
Operating lease liability, less current portion	6,673	7,879
Other liabilities	3,170	3,337
Total liabilities	740,336	759,207
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 147,026,264 and 148,732,603 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	147	149
Additional paid-in-capital	1,179,595	1,176,163
Accumulated deficit	(50,953)	(27,363)
Accumulated other comprehensive loss	(21,462)	(22,331)
Total equity	1,107,327	1,126,618
TOTAL LIABILITIES AND EQUITY	$1,847,663	$1,885,825

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2023	2022
REVENUES	$175,520	$189,881

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	91,061	96,431
Product and technology expense	12,624	13,773
Selling, general, and administrative expense	28,682	28,545
Depreciation and amortization	31,866	34,034
Total operating expenses	164,233	172,783
INCOME FROM OPERATIONS	11,287	17,098

OTHER EXPENSE, NET:
Interest expense, net	8,681	(850)
Total other expense, net	8,681	(850)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,606	17,948
Provision for income taxes	681	4,935
NET INCOME	$1,925	$13,013

Foreign currency translation income (loss)	869	(1,517)
COMPREHENSIVE INCOME	$2,794	$11,496

NET INCOME	$1,925	$13,013
Basic net income per share	$0.01	$0.09
Diluted net income per share	$0.01	$0.09
Weighted average number of shares outstanding - basic	145,862,562	150,538,700
Weighted average number of shares outstanding - diluted	147,031,866	152,348,806

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,925	$13,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,866	34,034
Amortization of deferred financing costs	461	445
Bad debt recovery	(40)	(184)
Deferred taxes	(2,144)	1,698
Share-based compensation	2,058	1,859
Gain on foreign currency exchange rates	(10)	(411)
Loss on disposal of fixed assets and impairment of ROU assets	1,222	163
Change in fair value of interest rate swaps	1,879	(5,260)
Changes in operating assets and liabilities:
Accounts receivable	15,980	8,862
Prepaid expenses and other assets	2,933	1,151
Accounts payable	(7,618)	(1,329)
Accrued compensation and accrued liabilities	(11,828)	(13,215)
Deferred revenues	209	(254)
Operating lease liabilities	(110)	(405)
Other liabilities	980	(26)
Income taxes receivable and payable, net	836	1,442
Net cash provided by operating activities	38,599	41,583
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(18,920)
Purchases of property and equipment	(42)	(2,909)
Capitalized software development costs	(6,056)	(4,643)
Other investing activities	15	—
Net cash used in investing activities	(6,083)	(26,472)
CASH FLOWS FROM FINANCING ACTIVITIES
Share repurchases	(25,266)	—
Payments on finance lease obligations	(37)	(238)
Payments on deferred purchase agreements	(234)	(349)
Proceeds from issuance of common stock under share-based compensation plans	1,399	547
Net settlement of share-based compensation plan awards	(25)	—
Net cash used in financing activities	(24,163)	(40)
Effect of exchange rate on cash, cash equivalents, and restricted cash	147	58
Increase in cash, cash equivalents, and restricted cash	8,500	15,129
Cash, cash equivalents, and restricted cash at beginning of period	391,796	292,790
Cash, cash equivalents, and restricted cash at end of period	$400,296	$307,919

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$2,049	$1,713
Cash paid for interest	$10,625	$4,774
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$275	$206
Excise taxes on share repurchases incurred but not paid	$252	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended March 31, 2023
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$152,056	$24,848	$(1,384)	$175,520
Foreign currency translation impact (a)	20	2,077	53	2,150
Constant currency revenues	$152,076	$26,925	$(1,331)	$177,670
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Three Months Ended March 31,
(in thousands, except percentages)	2023	2022
Net income	$1,925	$13,013
Interest expense, net	8,681	(850)
Provision for income taxes	681	4,935
Depreciation and amortization	31,866	34,034
Share-based compensation	2,058	1,859
Transaction and acquisition-related charges(a)	1,071	1,498
Integration, restructuring, and other charges(b)	2,278	(889)
Adjusted EBITDA	$48,560	$53,600
Revenues	175,520	189,881
Net income margin	1.1%	6.9%
Adjusted EBITDA Margin	27.7%	28.2%
Adjusted EBITDA	$48,560
Foreign currency translation impact (c)	524
Constant currency Adjusted EBITDA	$49,084
(a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The three months ended March 31, 2023 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(b)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(c)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income	$1,925	$13,013
Provision for income taxes	681	4,935
Income before provision for income taxes	2,606	17,948
Debt-related charges(a)	4,468	(4,815)
Acquisition-related depreciation and amortization(b)	25,485	29,115
Share-based compensation	2,058	1,859
Transaction and acquisition-related charges(c)	1,071	1,498
Integration, restructuring, and other charges(d)	2,278	(889)
Adjusted Net Income before income tax effect	37,966	44,716
Less: Income tax effect(e)	9,602	11,219
Adjusted Net Income	$28,364	$33,497

	Three Months Ended March 31,
	2023	2022
Diluted net income per share (GAAP)	$0.01	$0.09
Adjusted Net Income adjustments per share
Income taxes	0.00	0.03
Debt-related charges(a)	0.03	(0.03)
Acquisition-related depreciation and amortization(b)	0.17	0.19
Share-based compensation	0.01	0.01
Transaction and acquisition related charges(c)	0.01	0.01
Integration, restructuring, and other charges(d)	0.02	(0.01)
Adjusted income taxes(e)	(0.07)	(0.07)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.19	$0.22

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	147,031,866	152,348,806
(a)
Represents non-cash interest expense related to the amortization of debt issuance costs for the Company’s First Lien Credit Facility. Beginning in 2022, this adjustment also includes the impact of the change in fair value of interest rate swaps. This adjustment, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps, was added as a result of the increased interest rate volatility observed in 2022.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The three months ended March 31, 2023 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(d)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(e)
Effective tax rates of approximately 25.3% and 25.1% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended March 31, 2023 and 2022, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $11.0 million for federal income tax purposes available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we may pay for federal income taxes differs significantly from the effective income tax rate computed in accordance with GAAP and from the normalized rate shown above.